UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Perrigo Company plc

Perrigo Finance Unlimited Company

(Exact Name of Registrant as Specified in Its Charter)

Ireland	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	-
(Address of Principal Executive Offices of Registrant)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
3.500% Notes due March 2021	New York Stock Exchange
3.500% Notes due December 2021	New York Stock Exchange
3.900% Notes due 2024	New York Stock Exchange
4.375% Notes due 2026	New York Stock Exchange
4.900% Notes due 2044	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-200387

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of Class)

EXPLANATORY NOTE

This Form 8-A is being filed in connection with the listing of the following debt securities (collectively, the “Notes”) of Perrigo Finance Unlimited Company, the wholly-owned finance subsidiary of Perrigo Company plc (the “Company”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, on the New York Stock Exchange, commencing on November 18, 2016:

•	3.500% Notes due March 2021 (the “March 2021 Notes”);

•	3.500% Notes due December 2021 (the “December 2021 Notes”);

•	3.900% Notes due 2024 (the “2024 Notes”);

•	4.375% Notes due 2026 (the “2026 Notes”); and

•	4.900% Notes due 2044 (the “2044 Notes”).

The Notes are currently trading on the Global Exchange Market (the “GEM”), the exchange regulated market of the Irish Stock Exchange. Once trading of the Notes begins on the New York Stock Exchange, the Company expects to initiate proceedings to remove the Notes from the GEM.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The following summary description of the Notes does not purport to be complete and is qualified in its entirety by reference to the governing documents for the Notes, which are incorporated by reference herein from Exhibit 4.1 through Exhibit 4.8, and the prospectuses and prospectus supplements referenced in this Item 1.

With respect to the March 2021 Notes and the 2026 Notes, the information required by this item is incorporated by reference from the information with respect to such securities contained in the sections captioned “Description of the Notes” in the prospectus supplement, dated March 7, 2016, filed with the Securities and Exchange Commission (the “Commission”) on March 9, 2016, and “Description of Securities” in the prospectus dated November 20, 2014 contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-200387) (the “Registration Statement”), which Registration Statement was filed with the Commission on November 20, 2014 (the “Prospectus”).

With respect to the December 2021 Notes, the 2024 Notes and the 2044 Notes, the information required by this item is incorporated by reference from the information with respect to such securities contained in the sections captioned “Description of the Notes” in the prospectus supplement, dated November 24, 2014, filed with the Commission on November 26, 2014, and “Description of Securities” in the Prospectus.

Item 2.	Exhibits.

Exhibit 4.1	Base Indenture dated as of December 2, 2014, between Perrigo Finance Unlimited Company, formerly known as Perrigo Finance plc, the Company and Wells Fargo Bank, National Association, as trustee, incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 2, 2014 (File No. 001-36353).

Exhibit 4.2	First Supplemental Indenture dated as of December 2, 2014, between Perrigo Finance Unlimited Company, formerly known as Perrigo Finance plc, the Company and Wells Fargo Bank, National Association, as trustee, incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 2, 2014 (File No. 001-36353).

Exhibit 4.3	Form of Global Note representing the December 2021 Notes (included in Exhibit 4.2).

Exhibit 4.4	Form of Global Note representing the 2024 Notes (included in Exhibit 4.2).

Exhibit 4.5	Form of Global Note representing the 2044 Notes (included in Exhibit 4.2).

Exhibit 4.6	Supplemental Indenture No. 2, dated as of March 10, 2016, among Perrigo Finance Unlimited Company, formerly known as Perrigo Finance plc, the Company and Wells Fargo Bank, National Association, as trustee, incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 10, 2016 (File No. 001-36353).

Exhibit 4.7	Form of Global Note representing the March 2021 Notes (included in Exhibit 4.6).

Exhibit 4.8	Form of Global Note representing the 2026 Notes (included in Exhibit 4.6).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 16, 2016	Perrigo Company plc

	By:	/s/ Judy L. Brown
Judy L. Brown Executive Vice President, Business Operations and Chief Financial Officer (Principal Accounting and Financial Officer)

Exhibit Index

Exhibit 4.1	Base Indenture dated as of December 2, 2014, between Perrigo Finance Unlimited Company, formerly known as Perrigo Finance plc, the Company and Wells Fargo Bank, National Association, as trustee, incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 2, 2014 (File No. 001-36353).

Exhibit 4.2	First Supplemental Indenture dated as of December 2, 2014, between Perrigo Finance Unlimited Company, formerly known as Perrigo Finance plc, the Company and Wells Fargo Bank, National Association, as trustee, incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 2, 2014 (File No. 001-36353).

Exhibit 4.3	Form of Global Note representing the December 2021 Notes (included in Exhibit 4.2).

Exhibit 4.4	Form of Global Note representing the 2024 Notes (included in Exhibit 4.2).

Exhibit 4.5	Form of Global Note representing the 2044 Notes (included in Exhibit 4.2).

Exhibit 4.6	Supplemental Indenture No. 2, dated as of March 10, 2016, among Perrigo Finance Unlimited Company, formerly known as Perrigo Finance plc, the Company and Wells Fargo Bank, National Association, as trustee, incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 10, 2016 (File No. 001-36353).

Exhibit 4.7	Form of Global Note representing the March 2021 Notes (included in Exhibit 4.6).

Exhibit 4.8	Form of Global Note representing the 2026 Notes (included in Exhibit 4.6).